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                                                                   EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the GlobalSCAPE, Inc. 2000 Stock Option Plan of our report dated March 2, 2001, with respect to the financial statements of GlobalSCAPE, Inc. included in its Annual Report (Form 10-K) for year ended December 31, 2000 and our report dated May 9, 2000, except for Note 1, as to which the date is July 25, 2000, with respect to the financial statements of GlobalSCAPE, Inc. included in the Registration Statement on Form 10 ( as amended).


                                             /s/ Ernst & Young LLP



San Antonio, Texas
May 14, 2001